Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ukragro Corporation


We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated December 18, 2008, of Ukragro Corporation, relating to the consolidated financial statements as of October 31, 2008 and for the period from inception to October 31, 2008, and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
----------------------------
Houston, Texas
January 6, 2009